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                                                                    Exhibit 23.1


              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



We consent to incorporation by reference in the Registration Statement No. 33-__________ on Form S-8 of our report dated July 14, 1999, relating to the consolidated balance sheet of BAOA, Inc. as of December 31, 1998 and the related consolidated statements of operations and comprehensive income, changes in shareholders' equity and cash flows for the year ended December 31, 1998, which report appears in the 1998 Annual Report on Form 10-KSB of BAOA, Inc.



                                        S.W. HATFIELD, CPA


Dallas, Texas
August 6, 1999